UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 22, 2014

ORBITAL SCIENCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14279	06-1209561
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45101 Warp Drive, Dulles, Virginia 20166
(Address of Principal Executive Offices)
Registrant's telephone number, including area code: (703) 406-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 22, 2014, the Board of Directors of Orbital Sciences Corporation (the "Company") adopted Amended and Restated Bylaws (the "Amended Bylaws"), effective as of the same date.  The Amended Bylaws clarify the powers of the Board and the Chief Executive Officer to appoint officers of the Company.

A copy of the full text of the Amended Bylaws is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Orbital held its annual meeting of stockholders on April 22, 2014 (the "Annual Meeting").  At the Annual Meeting, three proposals were submitted to, and approved by, Orbital's stockholders.  The proposals are described in more detail in Orbital's definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 11, 2014.  The final voting results were as follows:

Proposal 1

Orbital's stockholders elected the following four directors to serve for three-year terms expiring at the 2017 annual meeting of stockholders and until their respective successors are elected and qualified or until their death, removal or resignation.  The voting results are set forth below.

	For	Against	Abstain	Broker Non-Vote

Janice I. Obuchowski	48,509,033	1,980,482	131,500	5,055,541

Frank L.Salizzoni	47,404,177	3,088,696	128,142	5,055,541

Harrison H. Schmitt	47,428,391	3,060,749	131,875	5,055,541

David W. Thompson	47,315,163	3,183,212	122,640	5,055,541

Proposal 2

Orbital's stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014. The voting results are set forth below.

For	Against	Abstain	Broker Non-Vote
53,961,155	1,518,716	196,685	—

Proposal 3
Orbital's stockholders approved, by an advisory vote, the compensation paid to the Company's named executive officers.  The voting results are set forth below.
For	Against	Abstain	Broker Non-Vote
48,544,335	1,931,398	145,282	5,055,541

Item 9.01      Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and restated Bylaws of Orbital Sciences Corporation, dated April 22, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITAL SCIENCES CORPORATION (Registrant)
Date: April 28, 2014	By: /s/Thomas E. McCabe
Thomas E. McCabe Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and restated Bylaws of Orbital Sciences Corporation, dated April 22, 2014.